Exhibit 99.1

Lumen Announces Any and All Cash Tender Offers

for Unsecured Notes of Lumen and Level 3

DENVER, Nov. 12, 2024 /PRNewswire/ – Lumen Technologies, Inc. (NYSE: LUMN) (the “Company” or “Lumen”) and its indirect, wholly-owned subsidiary Level 3 Financing, Inc. (“Level 3”) have commenced cash tender offers (each, an “Offer” and collectively, the “Offers”) to purchase any and all of their respective outstanding notes identified in the table below (collectively, the “Notes”).

The Offers are being made by Lumen and Level 3 (each, an “Offeror” and, collectively, the “Offerors”) on the terms and subject to the conditions set forth in an Offer to Purchase, including the related Notice of Guaranteed Delivery attached as Appendix A thereto (the “Notice of Guaranteed Delivery”), dated November 12, 2024 (collectively, the “Offer to Purchase”).

Certain information regarding the Notes and the Offers is set forth in the tables below:

Issuer and Offeror	Title of Notes	CUSIP Numbers(1)	Aggregate Principal Amount Outstanding	Tender Consideration(2)
Lumen Technologies, Inc.	5.625% Senior Notes, Series X, due 2025	156700 AZ9	$87,299,000	$1,000.00
Lumen Technologies, Inc.	7.200% Senior Notes, Series D, due 2025	156686 AJ6	$32,238,000	$1,000.00
Lumen Technologies, Inc.	5.125% Senior Notes due 2026	156700 BB1 / U1566P AB1	$12,344,000	$960.00
Lumen Technologies, Inc.	4.000% Senior Secured Notes due 2027 (Unsecured)	156700 BC9 / U1566P AC9	$44,496,000	$900.00
Lumen Technologies, Inc.	6.875% Debentures, Series G, due 2028	156686 AM9	$161,817,000	$932.50
Level 3 Financing, Inc.	3.400% Senior Secured Notes due 2027 (Unsecured)	527298 BP7 / U52783 AU8	$5,684,000	$920.00
Level 3 Financing, Inc.	4.625% Senior Notes due 2027	527298 BN2 / U52783 AT1	$113,233,000	$930.00
Level 3 Financing, Inc.	4.250% Senior Notes due 2028	527298 BR3 / U52783 AW4	$488,098,000	$860.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in the table above. They are provided solely for convenience.
(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable Offeror. Excludes Accrued Interest (as defined below), which will be paid on Notes accepted for purchase by the applicable Offeror as described below.

Each Offer will expire at 5:00 p.m., New York City time, on November 18, 2024, unless extended or earlier terminated by the applicable Offeror (the “Expiration Time”). Tenders of Notes may be validly withdrawn at any time at or prior to, but not after, 5:00 p.m., New York City time, on November 18, 2024, unless extended by the applicable Offeror, subject to certain limited exceptions. Holders who validly tender and do not validly withdraw their Notes, or deliver a valid Notice of Guaranteed Delivery, at or prior to the Expiration Time, in each case in accordance with the instructions described in the Offer to Purchase or Notice of Guaranteed Delivery, will be eligible to receive the applicable tender consideration listed in the table above and Accrued Interest (as defined below).

Subject to the terms and conditions of the Offers, all Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable Offeror pursuant to the Offers will be eligible to receive the applicable tender consideration set forth in the table above, plus accrued and unpaid interest on such Notes from the applicable last interest payment date with respect to those Notes up to, but not including, the Settlement Date (as defined below) (“Accrued Interest”). Holders of Lumen’s 7.200% Senior Notes, Series D, due 2025 (the “7.200% Lumen Notes”) whose tenders are settled after November 15, 2024 and before December 1, 2024 will (i) be deemed to have consented to relinquishing any claim to interest payable on December 1, 2024 in respect of 7.200% Lumen Notes by virtue of their beneficial ownership of such Notes on the related interest payment record date of November 15, 2024, and (ii) receive only the tender consideration and Accrued Interest, as applicable, as further described in the Offer to Purchase.

The consummation of each Offer is conditioned upon the satisfaction or waiver of certain conditions described in the Offer to Purchase. None of the Offers are contingent upon any minimum amount of Notes being tendered or the consummation of any other Offer.

Assuming that the conditions to the Offers have been satisfied or waived, and assuming acceptance for purchase by the applicable Offeror of Notes validly tendered (and not validly withdrawn) pursuant to the Offers, payment for Notes validly tendered at or prior to the Expiration Time will be made on the settlement date (the “Settlement Date”), which is expected to occur on November 19, 2024. Any Notes tendered using the Notice of Guaranteed Delivery and accepted for purchase are expected to be purchased by the applicable Offeror on November 21, 2024.

Subject to applicable law, each of the Offers may be individually amended, extended, terminated or withdrawn without amending, extending, terminating or withdrawing, as the case may be, any other Offer.

Citigroup Global Markets Inc. is acting as lead dealer manager for the Offers. Questions and requests for assistance regarding the terms of the Offers should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

Any questions regarding procedures for tendering Notes, including the guaranteed delivery procedures, or request for copies of the Offer to Purchase and Notice of Guaranteed Delivery, may be directed to the tender and information agent, Global Bondholder Services Corporation, at (212) 430-3774 (for banks and brokers only) or (855) 654-2014 (toll-free) (for all others) or contact@gbsc-usa.com. A copy of the Offer to Purchase, Notice of Guaranteed Delivery and other relevant documents are also available at the following website: https://gbsc-usa.com/lumen-level3.

None of the Offerors or their respective subsidiaries or affiliates, the directors, managers or officers of any such companies, any dealer manager, the tender and information agent or the trustees for the Notes are making any recommendation as to whether holders should tender any Notes in response to the Offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own independent decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender.

The Offerors have not made, and will not make, either (i) any determination as to the value of the Notes or (ii) any determination that the consideration to be received in connection with the Offers represents a fair valuation of the Notes. The Offerors have not obtained or requested, and will not obtain or request, a fairness opinion from any banking or other firm as to the fairness of the consideration offered in any of the Offers or the relative values of the Notes. Therefore, if holders tender their Notes, such holders may not receive more, or as much, value as if such holder chose to retain their Notes. Any decision to participate in any Offer must be based on a holder’s own independent evaluation of the financial merits of the Offers and the information included and incorporated by reference in the Offer to Purchase, including the Notice of Guaranteed Delivery.

The Offers are being made solely pursuant to the terms and conditions contained in the Offer to Purchase and Notice of Guaranteed Delivery. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the applicable Offeror by the applicable dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Lumen Technologies

Lumen is unleashing the world’s digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI’s full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other oral or written statements of the Offerors identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the control of the Offerors. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by the Offerors in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the applicable Offeror to consummate the Offers; the possibility that the existing noteholders will not be receptive to the Offers; corporate developments that could preclude, impair or delay the Offers due to restrictions under the federal securities laws; changes in the credit ratings of the applicable Offeror; changes in the cash requirements, financial position, financing plans or investment plans of the applicable Offeror; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in the filings of Lumen and Level 3 Parent, LLC with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in the SEC filings of Lumen and Level 3 Parent, LLC, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. The Offerors undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the applicable Offeror’s intentions contained in any forward-looking statements reflects such Offeror’s intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic, and market conditions, and their assumptions, as of such date. Either Offeror may change its intentions, strategies, or plans (including its plans expressed herein) at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise.

Media Relations Contact:

Esmeralda Cameron, esmeralda.cameron@lumen.com, +1 201-839-0712

Investor Relations Contact:

Jim Breen, CFA, jim.breen@lumen.com, +1 603-404-7003

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